UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2021

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7905 Quivira Road
Lenexa,	KS	66215
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

7905 Quivira Lenexa, Kansas 66215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hostess Brands, Inc. (the “Company”) has announced that Brian T. Purcell, Executive Vice President, Chief Financial Officer, resigned from the Company, effective November 9, 2021. In connection with his resignation Mr. Purcell has entered into a Separation Agreement with the Company setting out the terms of his resignation. Pursuant to the Separation Agreement, the Company will provide Mr. Purcell with a severance payment equal to his current annual base salary of $425,000, payable over one year in bi-weekly installments in accordance with the Company’s normal payroll practice; prorated vesting of Mr. Purcell’s 2020 and 2021 performance share unit awards; and a maximum of twelve-months of COBRA reimbursement towards certain health benefit coverage and provision of outplacement services. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Effective November 9, 2021, the Company’s Board of Directors has appointed Michael J. Gernigin, the Company’s Senior Vice President and Corporate Controller, as the Company’s Senior Vice President, Chief Accounting Officer in which capacity he will serve as the Company’s principal accounting officer. The Board also appointed Mr. Gernigin to serve as Interim Chief Financial Officer to act as the Company’s principal financial officer until a permanent successor has been named. Mr. Gernigin, age 43, has served in his current position with the Company since September 2016. From September 2013 until September 2016, he served as Corporate Vice President, Controller at the former H.D. Smith Wholesale Drug Company, a pharmaceutical wholesaler, heading its core finance, accounting, treasury and tax functions. Prior to that, he served in various roles at KPMG LLP.

In connection with Mr. Gernigin’s appointment, the Company’s Talent and Compensation Committee approved the following for Mr. Gernigin: annual base salary of $315,000, target bonus opportunity under the Company’s incentive compensation plan of 60% of his annual base salary, and a one-time grant of restricted stock units under the Hostess Brands, Inc. 2016 Equity Incentive Plan payable (“Equity Plan”) in shares of the Company’s common stock with a value of $100,000 that will vest pro-rata over 3 years. Mr. Gernigin will also be eligible for annual equity grants under the Equity Plan.

There is no arrangement or understanding between Mr. Gernigin and any other person pursuant to which Mr. Gernigin was selected as an officer, nor is he party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Gernigin has no family relationships with any of the Company’s directors or executive officers.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	Separation Agreement dated as of November 9, 2021
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: November 9, 2021	By:	/s/ Andrew P. Callahan
	Name:	Andrew P. Callahan
	Title:	President and Chief Executive Officer